Exhibit 99.1

Sisecam Resources LP Announces the Delisting of Its Common Units and the Closing of the Acquisition by Sisecam Chemicals Wyoming LLC

Atlanta, Georgia (May 26, 2023) – Sisecam Resources LP (“Partnership” or “Sisecam”) (NYSE: SIRE) and Sisecam Chemicals Resources LLC (“SCR”) today announced that the transaction contemplated by the Agreement and Plan of Merger dated as of February 1, 2023 (the “Agreement”) by and among the Partnership, Sisecam Chemicals Newco LLC, Sisecam Resource Partners LLC, and Sisecam Chemicals Wyoming LLC (“SCW”), a wholly-owned subsidiary of SCR, was completed on May 26, 2023. Pursuant to the Agreement, SCW acquired all of the Common Units representing limited partner interests in the Partnership not held by SCR or its affiliates for $25.00 per unit in cash. Due to the closing of the transaction, the Partnership became a private company and the Partnership’s Common Units have ceased to be publicly traded on the New York Stock Exchange.

ADVISORS

SCR engaged Steptoe & Johnson LLP, Paul Hastings LLP and Morris, Nichols, Arsht & Tunnell LLP as its legal advisors and BofA Securities, Inc. as its financial advisor. The Conflicts Committee engaged Potter Anderson & Corroon LLP as its legal advisor and Evercore as its financial advisor.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including statements related to our expectations regarding the future. We have used the words “expect,” “intend,” “may,” “would,” “plan” and similar terms and phrases to identify forward-looking statements. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the information included in Sisecam’s public disclosures and the risk factors described in Part I, Item 1A in Sisecam’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023 and Sisecam’s other filings with the SEC. In particular, expressed or implied statements concerning future actions, conditions or events, and statements concerning the proposed transaction and the likelihood of a successful consummation of the proposed transaction are forward-looking statements. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this press release. We undertake no obligation to update such statements for any reason, except as required by law.

ABOUT SISECAM CHEMICALS RESOURCES LLC

Sisecam Chemicals Resources LLC, a Delaware limited liability company and successor by conversion to Ciner Resources Corporation, a former Delaware corporation, is owned 60% by Sisecam Chemicals USA Inc., a wholly-owned subsidiary of Turkiye Sise ve Cam Fabrikalari A.S. (“Sisecam Turkey”) and 40% by Ciner Enterprises Inc., a wholly-owned subsidiary of We Soda Ltd of London, UK (“Ciner”). Sisecam Turkey is a global player in soda ash and chromium chemicals, flat glass, glassware, glass packaging and glass fiber sectors.  Founded 87 years ago, it is one of the largest industrial publicly-listed companies based in Turkey. With production facilities in four continents and in 14 countries, Sisecam Turkey is one of the largest glass and chemicals producers in the world.

ABOUT SISECAM RESOURCES LP

Sisecam Resources LP, a master limited partnership, operates the trona ore mining and soda ash production business of Sisecam Wyoming LLC, one of the largest and lowest cost producers of natural soda ash in the world, serving a global market from its facility in the Green River Basin of Wyoming. The facility has been in operation for more than 50 years.

Contacts

Investor Relations
Nedim Kulaksızoğlu
Chief Financial Officer
(770) 375-2321
nkulaksızoglu@sisecam.com